FOURTH AMENDMENT

TO

TRANSFER AGENCY AND SERVICE AGREEMENT

This Fourth Amendment (“Amendment”) is made as of July __, 2026 (“Effective Date”), by and among BNY Mellon ETF Trust II (the “Trust”), The Bank of New York Mellon (“BNY Mellon”) and, solely for purposes of payment pursuant to Section 2 of the Agreement (defined below), BNY Mellon ETF Investment Adviser, LLC (the “Adviser”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Transfer Agency and Service Agreement dated as of October 3, 2024, relating to BNY Mellon’s provision of services to the portfolios identified on Appendix A thereto (each, a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.       Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this

Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY MELLON ETF TRUST II

On behalf of each Series identified on Appendix A attached hereto

By:________________________________

Name: _____________________________

Title: ______________________________

THE BANK OF NEW YORK MELLON

By:________________________________

Name: _____________________________

Title: ______________________________

BNY MELLON ETF INVESTMENT ADVISER, LLC

By:________________________________

Name: _____________________________

Title: ______________________________

APPENDIX A

(Amended and Restated as of July __, 2026)

Trust	Series
BNY Mellon ETF Trust II	BNY Mellon Dynamic Value ETF
BNY Mellon Concentrated Growth ETF
BNY Mellon Enhanced Dividend and Income ETF
BNY Mellon Municipal Opportunities ETF
BNY Mellon Municipal Short Duration ETF
BNY Mellon Municipal Intermediate ETF
BNY Mellon Core Plus ETF
BNY Mellon Active Core Bond ETF
BNY Mellon Global Fixed Income ETF
BNY Mellon Multi-Sector Income ETF
BNY Mellon Emerging Markets Debt ETF
BNY Mellon Small Cap ETF
BNY Mellon Active International Equity ETF
BNY Mellon Power Infrastructure ETF